Exhibit 10.6

EXECUTION VERSION

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of the 4th day of March, 2026, (the “Effective Date”) by and between the Morgan Stanley Trusts as listed on Appendix A (collectively, as Appendix A may be amended from time to time, the “Trust”), each a Delaware statutory trust, having its principal office and place of business at 1585 Broadway, New York, NY 10036 and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”).

This Agreement shall constitute separate agreements, each between a single Trust and the Bank, as if such Trust had executed a separate Agreement naming only itself as the Trust, and no Trust shall have any liability for the obligations of any other Trust.

WHEREAS, the Trust will ordinarily issue for purchase and redeem shares of the Trust (the “Shares) only in aggregations of Shares known as “Creation Units” (currently 10,000 shares) (each a “Creation Unit”) principally in kind;

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares; and WHEREAS, the Trust desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Terms of Appointment; Duties of the Bank

1.1.            Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer agent for the authorized and issued Shares, and as the Trust’s dividend disbursing agent.

1.2.            Pursuant to such appointment, the Bank agrees that it will perform the following services:

(a)            In accordance with the terms and conditions of this Agreement and the Authorized Participant Agreements prepared by the Trust’s distributor (“Distributor”), a copy of which is attached hereto as Exhibit A, the Bank shall:

(i)             Perform and facilitate the performance of purchases and redemption of Creation Units;

(ii)            Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust;

(iii)           Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

(iv)           Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

(v)            Prepare and transmit to the Trust and the Trust’s administrator and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Shares;

(vi)           On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to the Distributor and the Trust’s administrator the number of outstanding Shares;

(vii)          On days that the Trust may accept orders for purchases or redemptions (pursuant to the Authorized Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

(viii)         Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(ix)           Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x)            Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

(xi)            Distribute or maintain, as directed by the Trust, amounts related to purchases and redemptions of Creation Units, dividends and distributions, variation margin on derivative securities and collateral;

(xii)          Maintain those books and records of the Trust specified by the Trust in Schedule A attached hereto;

(xiii)         Prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such Business Day and with respect to each Authorized Participant (as defined in each Authorized Participant Agreement) purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

(xiv)         Receive from the Distributor (as defined in the Authorized Participant Agreement) or from its agent purchase orders from Authorized Participants for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the Shareholder of the Trust;

(xv)          Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to the Trust’s sponsor (which, for the purposes of this agreement, references to “sponsor” may mean a delegated sponsor) with respect to redemptions for cash and for redemptions in-kind, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder; and

(xvi)         Confirm the name, U.S taxpayer identification number and principle place of business of each Authorized Participant.

(xvii)        The Bank may execute transactions directly with Authorized Participants.

(xviii)       to the extent necessary or appropriate to enable the Bank to carry out any of the duties set forth in items (i) through (xvi) above. The Trust will be responsible for confirming the receipt of assets in connection with creation activity and the withdrawal of assets in connection with redemption activity prior to the creation or redemption of Creation Units by the Bank. The Bank has no responsibility to independently verify the accuracy of such information provided to it by the Trust.

(xix)          Except as otherwise instructed by the Trust, the Bank shall process all transactions for the Trust in accordance with the policies and procedures mutually agreed upon between the Trust and the Bank with respect to the proper net asset value to be applied to purchases received in good order by the Bank or from an Authorized Participant before any cut-offs established by the Trust, and such other matters set forth in items (i) through (xvi) above as these policies and procedures are intended to address.

(b)            The Bank may maintain and manage, as agent for the Trust, such accounts as the Bank shall deem necessary for the performance of its duties under this Agreement, including, but not limited to, the processing of Creation Unit purchases and redemptions; and the payment of dividends and distributions. The Bank may maintain such accounts at financial institutions deemed appropriate by the Bank in accordance with applicable law.

(c)            In addition to the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to, maintaining the account of the Shareholder, maintaining the items set forth on Schedule A attached hereto, and performing such services identified in each Participant Agreement.

(d)            The following shall be delivered to DTC participants as identified by DTC as the Shareholder for book-entry only securities:

(i)            Annual and semi-annual reports of the Trust;

(ii)            Trust proxies, proxy statements and other proxy soliciting materials;

(iii)           Trust prospectus and amendments and supplements thereto, including stickers; and

(iv)           Other communications as the Trust may from time to time identify as required by law or as the Trust may reasonably request

(v)            The Bank shall provide additional services, if any, as may be agreed upon in writing by the Trust and the Bank.

(e)            The Bank shall keep records relating to the services to be performed hereunder, in the form and manner to the extent required by Section 31 of the Investment Company Act of 1940 and the rules thereunder (the “Rules”) as if the Trust was subject to such Rules all such books and records shall be the property of the Trust will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

2.	Fees and Expenses

2.1.            The Bank shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

2.2.            In addition to the fee paid under Section 2.1 above, the Trust agrees to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Trust securities shall be borne by the relevant Authorized Participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust.

2.3.            The Trust agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate, unless otherwise agreed by the Parties. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

2.4.            The Trust hereby represents and warrants to the Bank that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Bank or to the adviser to, or sponsor of, the Trust in connection with this Agreement, including, but not limited to, any fee waivers, reimbursements, or payments made, or to be made, by the Bank to such adviser or sponsor or to any affiliate of the Trust relating to this Agreement have been fully disclosed to the Trust or the Trust’s sponsor and that, if required by applicable law, the Trust or the Trust’s sponsor has approved or will approve the terms of this Agreement, and any such fees, expenses, and benefits.

3.	Representations and Warranties of the Bank

The Bank represents and warrants, which representations and warranties shall be deemed to be continuing, to the Trust that:

It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

It is duly qualified to carry on its business in the State of New York.

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

The Bank maintains policies and procedures reasonably designed to ensure compliance with anti-corruption laws, anti-money laundering laws, and sanctions laws applicable to the Bank’s provision of services under this Agreement. It is conducting its business in material compliance with all laws and regulations applicable to the Bank in its capacity as a service provider hereunder, has made and will continue to make all necessary filings including tax filings and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; and there is no provision of its organizational documents, nor of contract which would prohibit its execution or performance of this Agreement.

4.	Representations and Warranties of the Trust

The Trust represents and warrants to the Bank that:

It is duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Declaration of Trust and Trust Agreement to enter into and perform this Agreement.

A registration statement under the Securities Act of 1933, as amended, on behalf of the Trust will become effective and will remain effective and appropriate state securities law filings will be made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5.	Indemnification

5.1.            The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank and its directors, officers, employees and agents harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Bank in a successful defense of any claims by the Trust, payments, expenses and liability (“Losses”) which may be sustained or incurred by or which may be asserted against the Bank in connection with or relating to this Agreement or the Bank’s actions or omissions with respect to this Agreement, or as a result of acting upon any instructions reasonably believed by the Bank to have been duly authorized by the Trust or upon reasonable reliance of information or records given or made by the Trust; except for any Losses for which the Bank has accepted liability pursuant to Article 6 of this Agreement.

5.2.            This indemnification provision shall apply to actions taken or omissions pursuant to this Agreement or a Participant Agreement.

6.	Standard of Care and Limitation of Liability

6.1.            In performing its duties under this Agreement, the Bank will exercise the same standard of care and diligence that a professional transfer agent, dividend disbursing agent, and agent engaged in the banking or trust company industry would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market acting without bad faith, gross negligence, or willful misconduct (“Standard of Care”).

6.2.            The Bank shall have no responsibility and shall not be liable for any Losses incurred by the Trust, except for those Losses arising out of the Bank’s failure to perform its obligations under this Agreement, in accordance with the Standard of Care, subject to the clarifications and exceptions set forth in this Section 6.

(a)            Consistent with Section 7.1 herein, subject to the Standard of Care, the Bank will be liable for all acts and omissions of its subcontractors to the same extent as if the Bank was itself performing the relevant duties, except as provided in this Section 6.

(b)            Each party (and their respective affiliates) will have a duty to mitigate damages or Losses hereunder.

6.3.            The parties agree that any encoding or payment processing errors shall be governed by this Standard of Care, and not Section 4-209 of the Uniform Commercial Code which shall be superseded by this Article. In no event shall the Bank or the Trust be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable, provided that this consequential damages waiver contained in Section 6.3 shall not apply to the Trust’s duty to indemnify the Bank pursuant to Section 5 herein. For purposes of this Agreement, none of the following shall be or be deemed a breach of the Bank’s Standard of Care:

(a)            The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(b)            The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

(c)            The offer or sale of Shares by or for the Trust in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

7.	Concerning the Bank

7.1.

(a)            The Bank may delegate, subcontract with, hire, engage or otherwise outsource to any delegee, agent, or subcontractor with respect to the performance of any one or more of the material functions, services, duties or obligations of the Bank under this Agreement (“Outsourcing”), without the prior consent of the Trust, but with commercially reasonable notice to the Trust in light of the relevant circumstances,— whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. However, no such Outsourcing shall discharge the Bank from its obligations hereunder, and the Bank will be liable for the acts or omissions of any delegee, agent, or subcontractor to the same extent that the Bank itself would be liable for such acts or omissions under this Agreement had it performed or not performed the relevant act or omission itself subject to the Standard of Care.

7.2.            Trust and/or its designee (including any of Trust’s investment managers) will furnish the Bank with one or more written lists or other documentation acceptable to the Bank specifying the names and titles of, or otherwise identifying, all persons authorized to act on behalf of the Trust with respect to this Agreement (each, an “Authorized Person”). Trust will be responsible for keeping such lists and/or other documentation current, and will update such lists and/or other documentation, as necessary from time to time. The Bank shall be entitled to conclusively rely upon any written or oral instruction issued by an Authorized Person actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Trust agrees to forward to the Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank.

7.3.            Information Security

(a)            During the Term of this Agreement, the Bank will implement and maintain an information security program (“ISP”) with written policies and procedures reasonably designed to protect the confidentiality and integrity of the Trust’s Confidential Information provided to the Bank in accordance with this Agreement and when in the Bank’s possession or under the Bank’s control (“Trust Data”). The ISP will include administrative, technical and physical safeguards, appropriate to the type of Trust Data concerned, reasonably designed to : (i) maintain the integrity, confidentiality and availability of Trust Data; (ii) protect against anticipated threats or hazards to the security or integrity of Trust Data; (iii) protect against unauthorized access to or use of Trust Data that could result in substantial harm or inconvenience to the Trust or its clients; and, (iv) provide for secure disposal of Trust Data. The Bank’s program is dynamic and may be modified to address technological changes or changes in the threat landscape, the Bank’s business activities or other factors. The Bank reserves the right to modify the ISP at any time, provided that the Bank shall not diminish the overall level of protection the ISP is intended to provide.

(i)            Logging. The ISP will require the maintenance of network and application logs as part of the Bank’s security information and event management processes. Logs are retained in accordance with law applicable to the Bank’s provision of the services as well as the Bank’s applicable policies. The Bank uses various tools in conjunction with such logs, which may include behavioral analytics, security monitoring case management, network traffic monitoring and analysis, IP address management and full packet capture. Logs may be centralized and correlated for security event alerting.

(ii)            Data Security.

(A)	Identity and Access Management. The Bank will implement reasonable and industry recognized user access rules for users accessing Trust Data based on the need to know and the principle of least privilege, including user ID and password requirements, session timeout and reauthentication requirements, unsuccessful login attempt limits, privileged access limits and multifactor authentication or equivalent safeguard where risk factors indicate that single factor is inadequate. The Bank’s identity and access management processes include the identification, authentication, authorization and periodic recertification of information users at the Bank.

(B)            Data Segregation. The ISP will require that: (i) Trust Data is stored in either physically or logically segregated databases from other Bank data; and (ii) different databases are maintained for development, testing, staging and production environments used in the provision of services.

(C)            Encryption. The Bank will: (i) encrypt Trust Data in transit to an external network using transport layer security or other encryption method; and (ii) protect Trust Data at rest, in each case as the Bank determines to be appropriate in accordance with the ISP and law applicable to the Bank’s provision of the services.

(D)            Remote Access. The ISP will restrict remote access to the Bank systems used to provide the services to authorized users using multifactor authentication or equivalent safeguard, and will require such access to be logged.

(E)            Devices. The Bank will restrict the transfer of Trust Data from its network to mass storage devices. The Bank will use a mobile device management system or equivalent tool when mobile computing is used to provide the services. Applications on such authenticated devised will be housed within an encrypted contained and the Bank will maintain the ability to remote wipe the contents of the container.

(F)            Disposal. The Bank will maintain chain of custody procedures and require that any Trust Data requiring disposal be rendered inaccessible, cleaned or scrubbed from such hardware and/or media using industry recognized methods.

(G)            Physical Security. The Bank will deploy perimeter security such as barrier access controls around its facilities processing or storing Trust Data. The ISP will include: (i) procedures for validating visitor identity and authorization to enter the premises, which may include identification checks, issuance of identification badges and recording of entry purpose of visit; and (ii) physical security policies for personnel, such as a “clean desk” policy. In accordance with its ISP and applicable law, the Bank will install closed circuit television (“CCTV”) systems and CCTV recording systems to monitor and record access to controlled areas, such as data centers and server rooms.

(iii)            Audit Rights.

(A)            The Bank shall, no more than once in a 12 month period: (i) upon request, provide a copy of its most recent System and Organization Controls (SOC) or equivalent external audit report to the Trust, which the Trust may disclose solely to its internal or external auditors that are subject to written confidentiality obligations to use reasonable care to safeguard the report and not to disclose the report to any third party or use the report for any purpose other than evaluating the Bank’s security controls; (ii) engage a third party provider to perform penetration testing of the Bank’s systems used to provide the services (subject to agreed upon rules of engagement) and, upon request, provide the Trust confirmation of such testing; and (iii) upon request, participate in the Trust’s reasonable information security due diligence questionnaire process.

(B)            The Bank shall also, no more than once in any 12 month period and upon request, on a mutually agreed date during business hours and subject to the Bank’s facility security policies and availability of personnel

1.	Meet with the Trust’s subject matter experts in a Bank clean room to review information security policies, procedures and similar related information; provided that no documentation may be copied, disclosed to any third party, or transmitted or removed from Bank premises except as mutually agreed in writing; and

2.	Permit access to a Bank data center used to process Trust Data and provide the services by no more than 3 Trust representatives, including employees of a regulatory or supervisory authority of the Trust that is also a regulatory or supervisory authority of the Bank, for a maximum of 3 hours in order to conduct a visual inspection of the environment and its controls.

3.	Notwithstanding any other provision in the Agreement to contrary, the Trust shall not disclose any verbal or written information obtained during the foregoing meetings described in the above subjections 7.4(a)(iii)(B)(1) and (2) to any third party or use it for any purpose other than evaluating the Bank’s security controls, without the Bank’s prior written consent. The Trust shall reimburse the Bank for any costs and expenses reasonably incurred in connection with the Trust’s review (including that of the regulatory or supervisory authority personnel) of the Bank’s security controls and data center.

(b)           Security Incident Management & Breach Notification.

(i)            The Bank will maintain a documented incident management process designed to detect security events and respond to the same.

(ii)            In the event of a declared Security Incident, the Bank will activate its incident response plan, including to: (i) notify the Trust within three business days; (ii) provide updates to the Trust regarding the Bank’s response; and, (iii) use reasonable efforts to implement measures designed to prevent reoccurrence of Security Incidents of a similar nature.

(A)	“Security Incident” means any known: (i) breach of nonpublic personal information as defined in the Gramm-Leach-Bliley Act of 1999 (“NPPI”) that is notifiable under state law; or (ii) unauthorized access to, disruption, or misuse of a component of the Bank’s network that directly impacts its provision of the services.

(c)            Business Continuity/Disaster Recovery. The Bank will implement business continuity and disaster recovery plans designed to minimize interruptions of service and enhance recovery of systems and applications used to provide the services under this Agreement. Such plans will cover the facilities, systems, backups, applications and employees that are critical to the provision of the services, and such plans will be tested regularly to assess if the recovery strategies, requirements and protocols are viable and sustainable. The Bank will maintain encrypted data backups to the same extent that the data is encrypted in the production environment based on the Bank’s policies.

7.4.            The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

7.5.            At any time the Bank may apply to an officer of the Trust, but is not obligated to do so, for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank, its agents, and subcontractors shall not be liable for any action taken or omitted to be taken in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted. In connection with the foregoing, the Bank may consult with legal counsel of its own choosing, but is not obligated to do so, and advise the Trust if any instructions provided by the Trust at the request of the Bank pursuant to this Article or otherwise would, to the Bank’s knowledge, cause the Bank to take any action or omit to take any action contrary to any law, rule, regulation or commercially reasonable practice for similarly situated service providers. In the event a situation or circumstance arises whereby the Bank adopts a course of conduct in reliance upon written legal advice it has received (which need not be a formal opinion of counsel) and the course of conduct is not identical to the course of conduct contained in the instructions received from the Trust, the Bank may reply upon and follow the written legal advice without liability hereunder provided it otherwise acts in compliance with this Agreement and notifies the Trust of its determination.

7.6.            The Bank, its agents and subcontractors may act upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by or on behalf of the Trust by machine readable input, telex, CRT data entry, e-mail or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

7.7.            The Bank shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Bank in connection with the services provided by the Bank hereunder. Notwithstanding the foregoing, the parties hereto acknowledge that the Trust shall retain all ownership rights in Trust data residing on the Bank’s electronic system.

7.8.            Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a)            The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b)            The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c)            The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d)            The legality of any recapitalization or readjustment of the Shares.

8.	Providing of Documents by the Trust and Transfers of Shares

8.1.            The Trust shall promptly furnish to the Bank with a copy of its Declaration of Trust and Trust Agreement and all amendments thereto.

8.2.            In the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3.            The Bank shall have no responsibility whatsoever with respect to of any beneficial interest in any of the Shares owned by the Shareholder.

8.4.            The Trust shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

(a)            A certified copy of the amendment to the Trust’s Declaration of Trust and Trust Agreement with respect to such increase, decrease or change; and

(b)            An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore).

8.5.            Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Trust shall deliver to the Bank:

(a)            A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

(b)            An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore).

8.6.            The Bank and the Trust agree that all books, records, confidential, non-public, or proprietary information, information that is either marked or identified in writing as confidential, proprietary, or secret and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement (“Confidential Information”) shall remain confidential, and shall not be voluntarily disclosed to any person other than its auditors, accountants, regulators, employees, agents, attorneys in fact or counsel, except as may be or may become required by law, by administrative or judicial order or by rule. Each party agrees to a) secure and protect the Confidential Information of the other party from unauthorized use or disclosure by using at least the same degree of care as the party employs to avoid unauthorized use of or disclosure of its own Confidential Information, but in no event less than reasonable care and (b) not duplicate any material containing the Confidential Information of the other party except in the direct performance of its obligations hereunder. The foregoing confidentiality obligation shall not apply to any information to the extent: (i) it is already known to the receiving party at the time it is obtained; (ii) it is or becomes publicly known or available through no wrongful act of the receiving party: (iii) it is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) it is released by the protected party to a third party without restriction; or (v) it has been or is independently developed or obtained by the receiving party without reference to the information provided by the protected party.

8.7.            In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will promptly employ reasonable commercial efforts to notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.	Termination of Agreement

9.1.            The term of this Agreement shall be three years commencing upon the Effective Date (the “Initial Term”) and shall automatically renew for additional one-year terms (each a “Subsequent Term”) unless either party provides written notice of termination at least ninety (90) days prior to the end of the Initial Term or any Subsequent Term or, unless earlier terminated as provided below:

(a)            Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within ninety (90) days of receipt of such notice.

(b)            Either party hereto may terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Either party hereto may exercise its termination right under this Section 9.1(b) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.

(c)            The Trust may terminate this Agreement at any time upon thirty (30) days’ prior written notice in the event that the Trust’s sponsor determines to liquidate the Trust. The Bank may terminate this Agreement at any time upon ninety (90) days’ written notice for any reason.

9.2.            Should the Trust exercise its right to terminate, all out of pocket expenses associated with the movement of records and material will be borne by the Trust. Termination by a party of this Agreement will be without prejudice to and with full reservation of any other rights and remedies available to the other party. Termination will not affect any of the obligations either party owes to the other arising under this Agreement prior to such termination.

9.3.            The terms of Article 2 (with respect to fees and expenses incurred prior to termination), Article 5 and Article 6 shall survive any termination of this Agreement.

10.	Additional Series

In the event that the Trust establishes one or more additional series of Shares with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder.

11.	Assignment

11.1.          Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party; provided, however that the Bank may, without the consent of the Trust, assign this Agreement or any of its rights, or delegate any of its duties hereunder: (a) to any Bank affiliate; (b) to any successor to the business of the Bank to which this Agreement relates, in which event the Bank agrees to provide notice of such successor to the Trust or (c) as otherwise permitted in this Agreement; provided further that any entity to which this Agreement is assigned by the Bank without the prior written consent of the Trust pursuant to the foregoing will satisfy the requirements for serving as a transfer agent. Any purported assignment or delegation by a party in violation of this provision will be voidable at the option of the other party. This Agreement will be binding upon, and inure to the benefit of, the parties and their respective permitted successors and assigns.

11.2.          This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.	Severability and Beneficiaries

12.1.          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected thereby provided obligation of the Trust to pay is conditioned upon provision of services.

12.2.          This Agreement is solely for the benefit of the Bank and the Trust, and none of any Authorized Participant (as defined in the Authorized Participant Agreement), the Distributor, any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

13.	Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

14.	New York Law to Apply

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof The Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

15.	Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.	Notices

Other than routine communications in the ordinary course of providing or receiving services hereunder (including Instructions), all notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

If to the Bank:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: ETF Operations

with a copy to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Legal Dept. — Asset Servicing

If to the Trust:

CSC Delaware Trust Company
Attention: Corporate Trust Administration
251 Little Falls Drive
Wilmington, DE 19808

with a copy to Sponsor of the Trust:

Morgan Stanley Investment Management Inc.
1585 Broadway
New York, New York 10036
Attn: Clare Wlodarcyzk

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

17.	Information Sharing

The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the `BNY Group”). The BNY Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Trust consents to the disclosure of and authorizes the Bank to disclose information regarding the Trust (“Customer-Related Data”) to the BNY Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Bank may store the names and business contact information of the Trust’s employees and representatives on the systems or in the records of the BNY Group or its service providers. The BNY Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Group, and notwithstanding anything in this Agreement to the contrary the BNY Group will own all such aggregated data, provided that the BNY Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer. The Trust confirms that it is authorized to consent to the foregoing. Any distribution of such aggregated data shall not be in a format that can be reverse engineered to identify customer-related data with respect to any Particular Trust.

18.	Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.	Several Nature of Trust Obligations

The Parties acknowledge and agree that where “Trust” refers to multiple trusts as listed on Appendix A, each such trust is a separate Trust under this Agreement. The obligations of each Trust under this Agreement are several and not joint. If at any time one or more Trust ceases to be a party to this Agreement (whether by reason of termination of this Agreement with respect to such Trust, dissolution, liquidation or otherwise), this Agreement shall continue in full force and effect with respect to all remaining Trusts, and Appendix A shall be deemed automatically amended to remove any such exiting Trust without further action by the Parties. No Trust shall have any liability or responsibility for the obligations, representations, warranties, acts or omissions of any other Trust under this Agreement.

[Signature page follows.]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below.

MORGAN STANLEY INVESTMENT
MANAGEMENT, INC. AS SPONSOR FOR AND ON BEHALF OF EACH ENTITY LISTED ON APPENDIX A

By:
Name:
Title:

Date: [•], 2026

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Date: [•], 2026

EXECUTION VERSION

SCHEDULE A

Books And Records To Be Maintained By The Bank

Source Documents requesting Creations and Redemptions (including dates and times of orders)

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC

Dividend Records

Year-end Statements and Tax Forms

EXECUTION VERSION

EXHIBIT A

Form of Authorized Participant Agreement

EXECUTION VERSION

APPENDIX A

Trusts

Morgan Stanley Bitcoin Trust